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                        THE ST. PAUL COMPANIES, INC.
               NON-EMPLOYEE DIRECTOR STOCK RETAINER PLAN

     1. PURPOSE. The purpose of the Non-Employee Director Stock Retainer Plan (the "Plan") is to advance the interests of The St. Paul Companies, Inc. (the "Company") and its shareholders by providing non-employee directors with the ability to increase their proprietary interest in the Company's long-term success and progress and more closely identify themselves with the interests of the Company's shareholders through the payment of all or a portion of their annual retainer in the form of common stock of the Company that is subject to certain service-related restrictions.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting solely of three or more members of the Board of Directors of the Company (the "Board"). All questions of interpretation of the Plan or of any stock issued under it shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan. The Committee, however, shall have no power to (a) determine the eligibility for participation in the Plan or the timing, pricing, amount or other terms and conditions of stock issued to any participant, or (b) take any action specifically delegated to the Board under the Plan. Members of the Committee shall be appointed from time-to-time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members present at a meeting and shall keep minutes of its meetings. Action of the Committee may be taken without a meeting if the written consent of all the members is given.

     3. PARTICIPATION IN THE PLAN. Directors of the Company who are not employees of the Company or any subsidiary of the Company ("Eligible Directors") shall be eligible to participate in the Plan.

     4.  STOCK SUBJECT TO THE PLAN.

         (a) NUMBER OF SHARES. The maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be 50,000 shares of the Company's common stock without par value (the "Common Stock"), subject to adjustment upon changes in capitalization of the Company as provided in Section 4(b) below. The maximum number of shares authorized may be increased from time-to-time by approval of the Board and, if required pursuant to Rule 16b-3 of the Securities and Exchange Commission or the applicable rules of any stock exchange, the shareholders of the Company. Shares of Common Stock that are issued under the Plan shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan.


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         (b)  CHANGES IN STOCK.  If any change is made in the terms or provisions of the Common Stock subject to the Plan (whether by reason of reorganization, merger, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares subject to and reserved under the Plan.

     5.  ANNUAL RETAINER ELECTION.

         (a) ELECTION TO RECEIVE STOCK. Each Eligible Director shall be given an opportunity by the Company, on an annual basis, to elect to receive all or a portion of his or her Annual Retainer (as defined below) for the succeeding calendar year in the form of shares of Common Stock that are subject to the service-related restrictions described in Section 5(b) below (the "Restricted Stock"). An election pursuant to this Section 5(a) must be in writing, must be effective before January 1 of the calendar year to which the election relates and must be irrevocable. Such an election will entitle the Eligible Director to be issued a number of shares of Restricted Stock determined by dividing 110% of the Annual Retainer for which the election is being made by the average of the Fair Market Value (as defined in Section 5(e) below) of one share of Common Stock as of the last trading day of each calendar quarter of the calendar year to which the election relates. In the event any person becomes an Eligible Director other than on January 1 of a year, such person shall not be entitled to participate in the Plan until the following year. An Eligible Director whose service on the Board terminates prior to the last trading day of a year shall not receive payment in the form of Common Stock regardless of whether he or she has made an election as described in this Section 5(a) but, rather, shall receive the portion of the Annual Retainer earned as of the date of service termination in cash. For purposes of the Plan, "Annual Retainer" for any given year shall mean the cash retainer to be paid to such Eligible Director in respect of service as a director but shall not include any per diem amounts paid with respect to Board or committee meeting attendance.

         (b) FORFEITURE RESTRICTIONS. If, within five years from the date Restricted Stock is issued to an Eligible Director, the Eligible Director's service on the Board is terminated for any reason other than death, Disability or Retirement (as these terms are defined below), such Restricted Stock shall be forfeited on the date the Eligible Director's service on the Board is terminated (the "Forfeiture Restrictions"). For purposes of the Plan, "Disability" shall mean the disability of the Eligible Director as defined in the long-term disability plan of the Company then covering the Eligible Director or, if no such plan exists or is not applicable to Eligible Directors, the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and "Retirement" shall mean the termination of service of an Eligible Director as a director of the


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Company pursuant to and in accordance with the Board's tenure policy or other regular or, if approved by the Board for the purposes of the plan, early retirement/pension plan or other practice or policy then covering the Eligible Director. If an Eligible Director's service on the Board is terminated due to death, Disability or Retirement, the Forfeiture
Restrictions with respect to all Restricted Stock then held by an Eligible Director shall lapse as of the date of such termination. (SECTION 5(b), AS AMENDED 11/2/93.)

         (c) DIVIDENDS AND DISTRIBUTIONS. Any dividends or distributions (including dividends or distributions paid in cash) paid with respect to shares of Common Stock subject to the Forfeiture Restrictions shall be paid to such Eligible Directors.

         (d) ENFORCEMENT OF RESTRICTIONS. For purposes of enforcing the Forfeiture Restrictions, a legend shall be placed on the stock certificates referring to such restrictions, and such stock certificates shall be kept, duly endorsed, in the custody of the Company. As a condition to the receipt of Restricted Stock, each Eligible Director shall grant to the Company a possessory lien on the Restricted Stock related thereto in order to secure retransfer of such shares into the name of the Company.

         (e) FAIR MARKET VALUE. For purposes of the Plan, "Fair Market Value" shall mean, as of any date, (i) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported by the NASDAQ National Market System, the closing sale price of the Common Stock on such exchange or by the NASDAQ National Market System as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices therefor in the over-the-counter market are reported by the NASDAQ System or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and ask prices of the Common Stock as of such date, as so reported.

         (f) FRACTIONS OF SHARES. Whenever under the terms of the Plan a fractional share would be required to be issued, the fractional share shall be rounded up to the next full share.

     6.  ISSUANCE OF CERTIFICATES AND WITHHOLDING.

         (a) As promptly as practicable following December 31 of each year, the Company shall issue stock certificates registered in the name of each Eligible Director entitled to receive Restricted Stock representing the number of shares of Restricted Stock issued to such Eligible Director pursuant to Section


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5 above, and the last trading day of each year shall be deemed to be the date of issuance.

         (b) Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Common Stock under the Plan if, in the sole opinion of the Committee, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including without limitation federal and state securities laws, or the regulations of any stock exchange on which the Common Stock may then be listed. The certificates for the shares of Common Stock issued under the Plan shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under state or federal securities laws is not required with respect to such transfer.

         (c) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with any stock issuance under this Plan.

     7.  RIGHTS AS A SHAREHOLDER.  Subject to the restrictions described in
Section 5 above, upon issuance and registration of the stock certificates the Eligible Director in whose name the certificates are registered shall have all of the rights of a shareholder with respect to such shares, including the right to vote the stock and to receive dividends and distributions with regard to the stock. Shares of Common Stock issued under the Plan shall be fully paid and non-assessable.

     8. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the issuing of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Eligible Director for any period of time, or at any particular rate of compensation. Nothing in this Plan shall in any way limit or affect the right of the Board or the shareholders of the Company to remove any Eligible Director or otherwise terminate his or her service as a director of the Company.

     9. AMENDMENT OF THE PLAN. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend the Plan from time-to-time in any respect the Board may deem to be in the best interests of the Company; provided, however, that (a) no such amendment shall be effective without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, or the applicable rules of any securities exchange, and
(b) to the extent prohibited by Rule 16b-3(c)(2)(ii)(B) under the Securities Exchange Act of 1934, the Plan may not be amended more than once every six months.


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     10.  EFFECTIVE DATE AND DURATION OF THE PLAN.  The Plan shall, subject to approval at the 1992 Annual Meeting of Shareholders, be deemed effective January 1, 1992. Issuances of Common Stock under the Plan shall be subject to such shareholder approval. The Plan shall operate through December 31, 2006 and shall terminate after the December 31, 2006 issuances of Restricted Stock, but may be terminated prior thereto by action of the Board. No issuances shall be made after termination of the Plan.

     11. GOVERNING LAWS. The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of Minnesota.


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